UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2009

Date of Report (date of Earliest Event Reported)

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Zoom Telephonics, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	0-53722	04-2621506
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA 02111

(Address of principal executive offices and zip code)

(617) 423-1072

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2009, the Board of Directors of Zoom Telephonics, Inc., a Delaware corporation (“Company”), adopted: (1) the Zoom Telephonics, Inc. 2009 Stock Option Plan (the “Employee Plan”) and (2) the Zoom Telephonics, Inc. 2009 Directors Stock Option Plan (the “Director Plan”).

The Employee Plan is intended to align the interests of the Company and its stockholders with its employees, including its officers, employee directors, consultants and advisors by providing incentives for such persons to exert maximum efforts for the success of the Company. The Employee Plan allows for the issuance of up to 2,500,000 shares of the Company’s common stock. The types of awards that may be granted under the Employee Plan consists of both nonqualified stock options and incentive stock options. Notwithstanding the foregoing, to the extent the Company is unable to obtain shareholder approval of the Employee Plan within one year of the adoption date, any incentive stock options issued pursuant to the Employee Plan shall automatically be considered nonqualified stock options, and to the extent a holder of an incentive stock option exercises his or her incentive stock option prior to such shareholder approval date, such exercised option shall automatically be considered to have been a nonqualified stock option. The term of each award is determined by the Board or the Compensation Committee of the Board at the time each award is granted. The foregoing description of the Employee Plan is qualified in its entirety by reference to the complete text of the Employee Plan, and the form of option agreements, which are attached as an exhibit to this report.

The Director Plan is intended to align the interests of the Company and its stockholders with its non-employee directors. The Director Plan allows for the issuance of up to 400,000 shares of the Company’s common stock. The types of awards that may be granted under the Director Plan consists of nonqualified stock options. The term of each award is determined by the Board at the time each award is granted. The foregoing description of the Director Plan is qualified in its entirety by reference to the complete text of the Director Plan, and the form of option agreement, which are attached as an exhibit to this report.

On December 10, 2009, after adoption of the above plans, the Board of Directors approved the following grants to the Company’s directors and executive officers:

(1)

pursuant to the Director Plan, the Company’s non-employee directors, Messrs. Peter Kramer, Bernard Furman, Ronald Woods, and Joseph Donovan, each received fully vested, five-year options to purchase 7,500 shares of Company common stock at an exercise price of $0.53 per share; and

(2)

pursuant to the Employee Plan:

(a)

Mr. Frank Manning received a fully vested, five-year option to purchase 80,000 shares of Company common stock and a five-year option to purchase 40,000 shares of Company common stock, which vests in equal 25% installments after 6, 12, 18 and 24 months, provided Mr. Manning is employed by the Company on such vesting dates;

(b)

Ms. Deena Randall received a fully vested, five-year option to purchase 35,000 shares of Company common stock and a five-year option to purchase 35,000 shares of Company common stock, which vests in equal 25% installments after 6, 12, 18 and 24 months, provided Ms. Randall is employed by the Company on such vesting dates;

(c)

Mr. Robert Crist received a fully vested, five-year option to purchase 30,000 shares of Company common stock and a five-year option to purchase 30,000 shares of Company common stock, which vests in equal 25% installments after 6, 12, 18 and 24 months, provided Mr. Crist is employed by the Company on such vesting dates; and

(d)

Mr. Terry Manning received a fully vested, five-year option to purchase 30,000 shares of Company common stock and a five-year option to purchase 30,000 shares of Company common stock, which vests in equal 25% installments after 6, 12, 18 and 24 months, provided Mr. Manning is employed by the Company on such vesting dates.

In addition, the Board approved the granting to each non-employee director who is serving as a director on such date the granting of five-year options to purchase 7,500 shares of Company common stock on January 10 and July 10 of each year, with the first such grant on January 10, 2010, with the exercise price of such options to be the Zoom Telephonics closing price on the date of grant and with such options being fully vested on the date of grant.

Item 5.05

Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 10, 2009, the Company’s Board of Directors adopted the Zoom Telephonics, Inc. Code of Ethics for Senior Financial Officers set forth as an exhibit to this report.

Item 8.01

Other Events.

On December 10, 2009, the Company’s Board of Directors approved the Audit Committee be chaired by Mr. Woods and have as its other members Mr. Furman and Mr. Donovan; that the Compensation Committee be chaired by Mr. Kramer and have as its other members Mr. Furman and Mr. Donovan; and that the Nominating Committee be chaired by Mr. Donovan and have as its other members Mr. Furman and Mr. Woods.

Item 9.01

Financial Statement and Exhibits.

(a)

Not applicable

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits.

Exhibit No.	Description
4.1	Zoom Telephonics, Inc. 2009 Stock Option Plan
4.2	Zoom Telephonics, Inc. 2009 Directors Stock Option Plan
4.3	Form of director option grant pursuant to Zoom Telephonics, Inc. 2009 Directors Stock Option Plan
4.4	Form of incentive stock option grant pursuant to Zoom Telephonics, Inc. 2009 Stock Option Plan
4.5	Form of non-qualified stock option grant pursuant to Zoom Telephonics, Inc. 2009 Stock Option Plan
14.1	Zoom Telephonics, Inc. Code of Ethics for Senior Financial Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoom Telephonics, Inc.

Date: December 16, 2009	By:	/s/ FRANK MANNING
	Name:	Frank Manning
	Title:	President & Chief Executive Officer